UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 (Amendment No. ___ )

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Value Line Aggressive Income Trust
Value Line Asset Allocation Fund, Inc.
Value Line U.S. Government Money Market Fund, Inc.
Value Line Centurion Fund, Inc.
Value Line Convertible Fund, Inc.
Value Line Emerging Opportunities Fund, Inc.
The Value Line Fund, Inc.
Value Line Income and Growth Fund, Inc.
Value Line Larger Companies Fund, Inc.
Value Line New York Tax Exempt Trust
Value Line Premier Growth Fund, Inc.
Value Line Strategic Asset Management Trust
The Value Line Tax Exempt Fund, Inc.
Value Line U.S. Government Securities Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 20, 2010

To Our Shareholders:

On behalf of the Board of Directors (collectively, the “Board”) of each of the Value Line Mutual Funds (each, a “Fund” and collectively, the “Funds”), I cordially invite you to two separate special meetings of shareholders (the “Meetings”).  The Meetings will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 399 Park Avenue, New York, New York 10022 on Tuesday, October 26, 2010.  The first Meeting will be held at 2:00 p.m. (Eastern Time) and the second Meeting will be held at 2:30 p.m. (Eastern Time).  The formal notices of the Meetings are included with the proxy materials.

At the first Meeting, shareholders are being asked to elect three persons, Ms. Joyce Heinzerling and Messrs. Mitchell E. Appel and Daniel S. Vandivort, to serve as directors.  Each of Ms. Heinzerling and Mr. Vandivort are currently serving as directors who are not “interested persons” (within the meaning of the Investment Company Act of 1940 Act (“1940 Act”)) (“Independent Directors”) of each Fund and were previously appointed by the Board in accordance with the requirements of the 1940 Act.  Mr. Appel is the President of the Funds’ investment adviser, EULAV Asset Management, LLC (the “Adviser”), and the Funds but is not currently serving as a director of the Funds.

Also, as discussed in more detail in the enclosed Proxy Statement, Value Line, Inc. (“VLI”), the parent company of the Adviser and EULAV Securities, Inc., the Funds’ principal underwriter (the “Distributor”), intends to restructure the ownership and control of the Adviser.  Under the 1940 Act the current investment advisory agreements for each Fund will terminate upon completion of the restructuring and new agreements need to be approved by shareholders of the Funds in order for the investment management of each Fund to continue uninterrupted after the consummation of the Restructuring.  Accordingly, we are asking Fund shareholders, at the second Meeting, to vote in favor of new investment advisory agreements with the restructured Adviser (“New Investment Advisory Agreements”).  The advisory fee rate each Fund bears under the New Investment Advisory Agreements will be identical to the current advisory fee rate.  The Board has approved the New Investment Advisory Agreement for each of the Funds, and has determined to seek Fund shareholder approval of the New Investment Advisory Agreements.

The Board (including all of the Independent Directors) recommends that you vote FOR each of the proposals at the Meetings.

Detailed information about the proposals is contained in the enclosed Proxy Statement.  You are cordially invited to attend the Meetings for any Fund in which you own shares.  Please take the time to review the materials.  Shareholders of record who do not expect to vote in person at the Meetings are requested to cast your vote on the enclosed proxy card(s) and return the proxy card(s) in the enclosed postage-paid envelope or vote by touchtone phone or via the Internet as described in the Proxy Statement.  Please do not delay in voting your proxy.  When shareholders fail to return their proxies, additional expenses are incurred to pay for follow-up mailings and telephone calls.  Your vote is important to us regardless of the number of shares you own.

We thank you for your time in considering these important proposals and for your continuing investment in Value Line Mutual Funds.

Very truly yours,

/s/ Mitchell E. Appel
Value Line Mutual Funds
Mitchell E. Appel
President

Important Information to Help You Understand and Vote on the Proposals at the Meetings

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the proposals on which shareholders are requested to vote.  Your vote is important.

Questions and Answers

Who gets to vote?

Any person who owned shares of any of the Value Line Mutual Funds (a “Fund”) on the “record date,” which is August 25, 2010, even if that person later redeemed those shares.

What proposals am I being asked to vote on?

At the first special meeting (the “Meeting #1”), as a shareholder of one or more Funds, you are being asked to elect three nominees for the Board of Directors (collectively, the “Board”) of each of the Funds, as named in the enclosed Proxy Statement.  The nominees for election to the Board are Ms. Joyce Heinzerling and Messrs. Mitchell E. Appel and Daniel S. Vandivort.  Each of Ms. Heinzerling and Mr. Vandivort are currently serving as directors who are not “interested persons” (within the meaning of the Investment Company Act of 1940 Act (“1940 Act”)) (“Independent Directors”) of each Fund and were previously appointed by the Board in accordance with the requirements of the 1940 Act.  Mr. Appel is the President of the Funds’ investment adviser, EULAV Asset Management, LLC (the “Adviser”), and the Funds but is not currently serving as a director of the Funds.

At the second special meeting (the “Meeting #2”), you are being asked to vote in favor of proposed new investment advisory agreements (“New Investment Advisory Agreements”) between the Funds and EULAV Asset Management (as restructured, the “restructured Adviser”).

Are the advisory fee rates payable under the New Investment Advisory Agreements higher than the advisory fee rates currently in effect for the Funds?

No. The proposal to approve the New Investment Advisory Agreements does not seek any increase in the advisory fee rate for any Fund. The Adviser has no present intention to alter the advisory fee rates or expense waivers arrangements currently in effect for the Funds for a period of two years from the date of the closing of the Restructuring (as defined below).

Why am I being asked to vote?

As a shareholder in one or more Funds, you have the right to vote on the election of the nominees to the Board.  Mutual funds are required to obtain their shareholders’ approval for certain types of changes, including new investment advisory agreements and certain elections of directors.  You have a right to vote on approval of each of these items.

The Board is seeking your vote in favor of each proposal.

Why do the Funds need the proposed New Investment Advisory Agreements?

The Funds need the proposed New Investment Advisory Agreements because the current investment advisory agreements (the “Current Investment Advisory Agreements”) will terminate upon the closing of the restructuring of the Adviser and EULAV Securities, Inc., the Funds’ principal underwriter (the “Distributor”) by their parent company Value Line, Inc. (“VLI”) (the “Restructuring”).  The Restructuring will result in a change of control of the Adviser and, as a result, the Current Investment Advisory Agreements will automatically terminate.  Approval of each Fund’s New Investment Advisory Agreement by that Fund’s shareholders will be necessary in order for the investment management of each Fund to continue uninterrupted after the closing of the Restructuring (the “Closing”).

Under the New Investment Advisory Agreements, the services to be provided by the restructured Adviser after the Closing and the rates at which fees are to be paid by each Fund are the same as under the Current Investment Advisory Agreements.  In addition, the other terms of the New Investment Advisory Agreement are the same as the Current Investment Advisory Agreements, except for the date of execution, the two-year initial term, immaterial updating changes and immaterial changes in form.  The Board, including all of the Independent Directors, approved the New Investment Advisory Agreement for each Fund as being in the best interests of the Fund and its shareholders and recommended its approval by shareholders.

Why am I being asked to vote on the election of Trustees?

At Meeting #1, you are being asked to vote on the election of Directors because the Nominating/Governance Committee of the Board recommended to the Board a proposal for approval of the three nominees to the Board.  Biographical information for the nominees is included in the enclosed Proxy Statement.  (See “Meeting #1: Election of Directors Proposal”).

How does the Board recommend that I vote on the proposals?

After careful consideration, the Board (including all of the Independent Directors) recommends that you vote “FOR” each of the proposals.

How do I cast my vote other than in person at the Meetings?

For your convenience, you may vote in any of the following three simple ways:

●	Internet – Simply log on to the website address located on your Proxy Card(s). You will need the control number found on the Proxy Card(s) at the time you execute your vote.

●	Touchtone Phone – Simply dial the toll-free number on the enclosed Proxy Card(s) and follow the automated instructions. Please have the Proxy Card(s) available at the time of the call.

●	Mail – Simply sign, date, and complete the reverse side of the Proxy Card(s) and return them in the postage-paid envelope provided.

If I only have a few shares, why should I bother to vote?

Your vote makes a difference.  For purposes of reaching a quorum and voting, each Fund’s Meetings are independent from the Meetings for each of the other Funds.  If many shareholders choose not to vote, a Fund may not receive enough votes to reach a quorum in order to conduct the Meetings for that Fund.  If that appears likely to happen, the Funds will have to send additional mailings to shareholders to try to get more votes – a process that would be very costly.

What is the deadline for submitting my vote?

We encourage you to vote as soon as possible to make sure that your Fund receives enough votes to act on the proposals.  The final opportunity to cast your vote is at the Meetings.

Who do I call if I have questions?

If you have any questions regarding the proposal or need assistance in completing your proxy card(s) or casting your vote by the live operator, the touchtone phone process or via the Internet, please call D. F. King & Co., Inc., a professional proxy solicitation firm that has been engaged to assist shareholders in the voting process, at 1-800-545-3393 (toll-free).  Representatives are available Monday through Friday, 8:00 a.m. - 10:00 p.m. (Eastern Time), and Saturday, 11:00 a.m. - 6:00 p.m. (Eastern Time).